SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of the earliest event reported): April 3, 2006

Valeant Pharmaceuticals International
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11397 (Commission File Number)	33-0628076 (I.R.S Employer Identification No.)
3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices) (Zip Code)
(714) 545-0100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On April 3, 2006, Valeant Pharmaceuticals International (the “Company”) issued a press release announcing a strategic restructuring plan and the Company’s anticipated adjusted earnings for the first quarter of 2006 and fiscal years 2006 and 2007. A copy of the press release is furnished as Exhibit 99.1 to this Current Report of Form 8-K and is incorporated into this Item 2.02 by reference.
The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 2.02 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
Non-GAAP Information
In the press release, the Company refers to certain adjusted earnings estimates that have not been prepared in accordance with generally accepted accounting principles (GAAP). When reporting its historical financial results, the Company provides certain non-GAAP financial measures, including adjusted earnings measures, to supplement the consolidated financial results prepared in accordance with GAAP. These non-GAAP financial measure are not in accordance with, nor are they a substitute for, GAAP measures, and they may not be consistent with the presentation used by other companies. The Company uses the non-GAAP financial measures to evaluate and manage its operations. The Company is providing this information to investors to allow for the performance of additional financial analysis and because it is consistent with the financial models and estimates published by analysts who follow the Company. The Company has not provided a reconciliation of the forward-looking non-GAAP financial measures included in the press release due to the difficulty in forecasting and quantifying the exact amount of the restructuring charge and the related tax benefits that will be included in the comparable GAAP measures.
Item 8.01 Other Events.
On April 3, 2006, the Company announced that it will restructure its operations to reduce costs and accelerate its earnings growth, and to focus its research and development resources on select late stage pipeline products. The broad-based program is primarily focused on the Company’s research and development operations and selling, general and administrative expenses across all divisions.
The restructuring program includes the following steps:
•	Rationalize discovery and pre-clinical development operations;

•	Out-license pradefovir, the Company’s compound in development for the treatment of hepatitis B, and VRX-840773, its HIV compound;

•	Restructure the clinical and product development organization to focus on completing the development of Viramidine® (taribavirin), retigabine and Infergen®;

•	Reduce selling expense to a range of 29-31 percent of product sales in 2006;

•	Reduce general and administrative expenses to a range of 11-13 percent of product sales in 2006;

•	Reduce commercial regions from four to three; and

•	Rationalize manufacturing facilities further to assure achievement of the Company’s cost of goods sold goal of 20-25 percent by 2008.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press release entitled “Valeant Pharmaceuticals Announces Strategic Restructuring Plan” dated April 3, 2006.

Forward-Looking Statements
This Current Report, including the exhibit hereto, contains forward-looking statements, including, but not limited to, statements regarding the anticipated impact of the restructuring program on the Company’s operations and expenses, the charge associated with the program, expected revenues, expenses and earnings, and the continuing development of Viramidine, retigabine and Infergen, that are based on management’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to projections of future sales, returns on invested assets and clinical development, regulatory approval processes, marketplace acceptance of the Company’s products, success of the Company’s strategic restructuring initiatives and the ability of management to execute them, cost-cutting measures, success of the Company’s strategic plan and the ability to achieve financial targets and cost reduction goals, general economic factors and business and capital market conditions, general industry trends, changes in tax law requirements and government regulation, adverse events that would require clinical trials to be prematurely terminated, and other risks detailed from time to time in the Company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2005. The Company wishes to caution the reader that these factors, as well as other factors described in its SEC filings, are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Current Report. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this Current Report or to reflect actual outcomes.
Viramidine is a registered trademark of Valeant Pharmaceuticals International or its related companies. All other trademarks are the trademarks or the registered trademarks of their respective owners.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL
Date: April 4, 2006	By:	/s/ Eileen C. Pruette
Eileen C. Pruette
Executive Vice President, General Counsel

INDEX TO EXHIBITS
99.1	Press release entitled “Valeant Pharmaceuticals Announces Strategic Restructuring Plan” dated April 3, 2006.